UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2022

Astra Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52205	20-3113571
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9565 Waples Street, Suite 200

San Diego CA  92121

(Address of principal executive offices, including zip code)

(800) 705-2919

(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	ASRE	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

On August 5, 2022, Astra Energy Inc. (the “Company”) entered into a common stock purchase agreement (the “Agreement”) with Albert Mardikian (the “Seller”).

The Seller is the CEO and a director of Regreen Technologies, Inc., (“Regreen”), a California corporation in the business of converting solid waste material into a marketable bio-product with its patented series of equipment and processes. Regreen is the owner of all the patents for the equipment and the processes.

The Seller owns 66,230,268 shares of common stock of Regreen (the “Regreen Shares”), which represents 68.2% of the issued and outstanding shares of common stock of Regreen.

The Company has agreed to purchase from the Seller and the Seller has agreed to sell to the Company all of the Regreen Shares for a purchase price of $250,000 cash and 10,000,000 shares of the Company’s common stock (“the Astra Shares”). The cash and share consideration, which will be paid into escrow, will be subject to a milestone and payment schedule.

The Company will assume responsibility for all of the current outstanding liabilities of Regreen and the Seller will forgive and waive any rights to payment of any and all other debts currently payable by Regreen to Seller.

Pursuant to the Agreement, the Seller will provide the Company services as its director of research and development for a period of two years, which services will be governed by a services contract to be negotiated.

Upon Closing, the Company will assume all operating and management responsibilities for Regreen and will provide capital for all operations and project funding to maintain Regreen’s operations.

Milestones and Payment Schedule

Initial Payment

On the Closing Date, the Company has agreed to pay the Astra Shares into escrow. On the Closing Date, 2,500,000 Astra Shares will be released to the Seller.

On September 1, 2022, the Company will pay to the Seller $50,000 cash as partial payment of the cash consideration for the Regreen Shares.

Milestone 1

Upon completion of the installation and full operation of a Regreen System at the Hesperia, California site, or such other site as the parties agree to in writing, the Company will pay to the Seller $50,000 cash and release 2,500,000 Astra Shares to the Seller.

Milestone 2

Upon completion of three months of the Regreen System operating at a minimum of 50% of expected yields, the Company will pay to the Seller $50,000 cash.

Milestone 3

Upon completion of six months of the Regreen System operating at a minimum of 50% of expected yields, the Company will pay to the Seller $50,000 and release 2,500,000 Astra Shares to the Seller.

Milestone 4

Upon completion of twelve months of the Regreen System operating at a minimum of 50% of expected yields, the Company will pay to the Seller $50,000 and release 2,500,000 Atra Shares to the Seller.

In exchange for the Seller assigning all patents to Regreen, it is agreed that Regreen will pay to the Seller the total sum of $3,000,000 from the proceeds of the sale of a 15TPH Regreen System if the system is sold at a minimum price of $12,500,000. If the selling price is less than $12,500,000 the the Seller will receive 8% of the sale price of the 15 TPH system sold and additional 15 TPH systems sold until the Seller has received a total of $3,000,000.

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Item 2.01 Completion of Acquisition or Disposition of Assets

The information provided under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.01.

Item 3.02 Unregistered Sales of Equity Securities

The information provided under the heading “Milestones and Payment Schedule” under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits

Exhibit	Description

10.1*	Common Stock Purchase Agreement between the Company and Albert Mardikian
10.2*	Addendum to Common Stock Purchase Agreement
104*	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Attached hereto

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTRA ENERGY, INC.

Dated: August 10, 2022	By:	/s/ Kermit Harris
Kermit Harris
President

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